Exhibit 99.1

THIS COORDINATION AGREEMENT, dated as of April 1, 2024 (this “Agreement”), is being entered into by and among EquityLine Alternate Assets GP Inc. (the “Investor”), on the one hand, and each of the undersigned shareholders (collectively, the “Shareholders”) of Check-Cap Ltd., an Israeli company (the “Company”). Each of the Investor and the Shareholders is referred to herein as a “Party” and, collectively, as the “Parties.”

NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the Parties agree as follows:

1. Voting and Dispositive Authority; Irrevocable Proxy.

(a) During the term of this Agreement, each Shareholder hereby (i) grants to the Investor the sole authority to vote or dispose of, or cause or direct the voting or disposition of, the Identified Shares and any other Common Shares (as defined below) such Shareholder acquires or is otherwise deemed to beneficially own on or after the date hereof (the “Additional Shares”; and together with the Identified Shares, the “Subject Shares”), (ii) authorizes Investor to take any and all action in connection therewith that may be necessary or desirable to manage the Subject Shares or otherwise exercise the rights of holders of Subject Shares, including, without limitation, complete and execute any document in relation to the Subject Shares, and demand and call for (or add agenda items to) any shareholder meeting(s) of the Company and take any and all actions related thereto (including, without limitation, the power to initiate and manage on behalf of the Shareholder any legal proceedings with respect thereto), and (iii) taking any other action of any type whatsoever in connection with the foregoing clauses (i) and (ii) that in the opinion of Investor, may be of benefit to, in the best interest of, or legally required by, the Shareholder, it being understood that the documents executed by Investor on behalf of the undersigned pursuant to this clause (iii) shall be in such form and shall contain such terms and conditions as Investor may approve in its discretion. So long as this Agreement is in effect, each Shareholder acknowledges and agrees that the Investor shall have sole voting and dispositive authority over the Subject Shares.

(b) Upon the Investor’s request, each Shareholder agrees to take any and all action that the Investor determines is necessary to insure that the Subject Shares are voted in accordance with the Investor’s direction under Section 1(a), including but not limited to the execution and delivery of one or more legal proxies from the broker or custodian holding such shares as nominee for the Shareholder. Each Shareholder further agrees, at the Investor’s request, to (i) provide written evidence to the Investor that the Subject Shares have been voted in accordance with the Investor’s direction and (ii) provide to the Investor with all information that the Investor determines is necessary or desirable in connection with the exercise of any power to demand and call for (or add agenda items to) any shareholder meeting(s) of the Company.

(c) In furtherance of the agreements contained in Section 1(a) and as security for such agreements, each Shareholder, on the date hereof, has validly executed and delivered an irrevocable proxy and power of attorney, substantially in the form attached hereto as Exhibit A (the “Proxy”). THE PROXY IS IRREVOCABLE DURING THE TERM OF THIS AGREEMENT AND COUPLED WITH AN INTEREST AND SHALL REVOKE ALL PRIOR PROXIES GRANTED BY THE SHAREHOLDER. The Shareholder shall not enter into any contract or other agreement with any person that violates or conflicts with or could reasonably be expected to violate or conflict with the provisions and agreements contained in this Agreement or the Proxy.

2. Transactions in the Securities.

(a) No Shareholder shall, directly or indirectly, undertake or effect any purchase or acquisition of any securities of the Company which he, she or it has, or would have, direct or indirect beneficial ownership, without the prior written consent of the Investor, which consent may be withheld for any or no reason. Notwithstanding any Shareholder’s compliance or failure to comply with the provisions of Section 2(a), to the extent any Shareholder acquires or is deemed to beneficially own Additional Shares after the date hereof, he, she or it hereby acknowledges and agrees that such Additional Shares shall be deemed “Subject Shares” subject to the terms and obligations hereunder, including, without limitation, the grant of the Proxy with respect to such Additional Shares as set forth in Section 1.

(b) Except as otherwise provided herein, no Shareholder shall, directly or indirectly, without the prior written consent of the Investor, which consent may be withheld for any or no reason, (i) grant any proxies or power of attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any Subject Shares, (ii) offer for sale, sell (constructively or otherwise), transfer, assign, tender in any tender or exchange offer, pledge, grant, encumber, hypothecate or similarly dispose of (by testamentary disposition, operation of law or otherwise) (collectively, “Transfer”), or enter into any contract, option or other arrangement with respect to the Transfer of, any Subject Shares, or any interest therein, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case, involving any Subject Shares, (iii) enter into any agreement, arrangement or understanding with, or determine to act in concert with, any person or entity in connection with the acquiring, holding, voting or disposition of securities of the Company or the solicitation of proxies from shareholders of the Company, or (iv) knowingly take any action that would have the effect of preventing or delaying such Shareholder from performing any of its obligations under this Agreement.

3. Filings and Public Communications.

(a) Each of the Shareholders acknowledges and consents to (i) the filing of any statements on Schedule 13D, and any amendments thereto, pursuant to the Exchange Act (as defined herein), by the Investor and its affiliates with respect to the Subject Shares, (ii) this Agreement and the Proxy being filed with the SEC (as defined herein) as an exhibit to any such Schedule 13D, and (iii) the filing of any additional documents or disclosures with the SEC with respect to the Company, the subject matter of this Agreement and the Proxy, the terms hereof and thereof and the Subject Shares, including press releases or other shareholder communications, as necessary or advisable under applicable law in the Investor’s sole discretion.

(b) Each of the undersigned acknowledges and agrees that he, she or it shall not make any SEC filing or issue any press release or other public communication with respect to the Company, the subject matter of this Agreement and the Proxy, the terms hereof and thereof and/or the Subject Shares, except at the direction of and as approved in advance by the Investor.

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4. Relationship of the Parties. The relationship of the parties hereto shall be limited to the grant of the Proxy and such other matters as specified in accordance with the terms of this Agreement. Nothing herein shall be construed to authorize any party to act as an agent for any other party (except with respect to the Proxy), or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict the Investor’s right to purchase or sell securities of the Company, as it deems appropriate, in its sole discretion, provided that all such transactions are made in compliance with all applicable securities laws.

5. Representations and Warranties.

(a) Each Shareholder hereby represents and warrants to the Investor, and the Investor hereby represents and warrants to each Shareholder, on the date hereof, as follows: (i) he, she or it has the requisite power and authority to enter into and perform his, her or its obligations under this Agreement and the Proxy and to consummate the transactions contemplated hereby and thereby; (ii) the execution, delivery and performance by such Party of this Agreement and the Proxy has been duly authorized by all requisite corporate or similar action and no other corporate or similar proceedings are necessary to authorize the execution, delivery and performance of this Agreement and the Proxy, as applicable; (iii) this Agreement and the Proxy have been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party enforceable against such Party in accordance with their terms; and (iv) the execution and the delivery of this Agreement and the Proxy by such Party and the performance of such Party’s respective obligations hereunder and thereunder will not (A) breach any law or order to which any of them is subject or any provision of the organizational documents of any of them; (B) breach any material contract, order, or permit to which any of them is a party or by which such Party is bound or to which any of their assets are subject (or result in the imposition of any encumbrance upon any of such Party’s assets); or (C) require any consent of any other person.

(b) Each of the Shareholders hereby represents and warrants to the Investor as of the date hereof that he, she or it does not hold, directly or indirectly, any Common Shares, or any other equity securities or derivative securities of the Company, and is not a party or subject to any contracts, agreements, understandings or arrangements with respect to any securities of the Company, except as indicated next to his, her or its name on Schedule A attached hereto (collectively, the “Identified Shares”). Each Shareholder hereby represents and warrants to the Investor that such Shareholder has not entered into any agreement, arrangement, or understanding with any person or entity in connection with the acquiring, holding, voting or disposition of securities of the Company (including, without limitation, any Common Shares and any derivative securities with respect to any Common Shares) or the solicitation of proxies from shareholders of the Company. Each of the Shareholders hereby covenants and agrees that he, she or it shall provide prompt written notice to the Investor (in no event later than two business days), if he, she or it becomes aware of any inaccuracy or error, or any change to his, her or its representations set forth in this Section 5(b).

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6. Termination. This Agreement shall automatically terminate 18 months from the date hereof, provided that (i) the Investor may terminate this Agreement in its entirety or solely with respect to a specified Shareholder’s rights and obligations hereunder by providing at least 61 days’ prior written notice to the applicable Shareholder(s), and (ii) any Shareholder may terminate this Agreement solely with respect to such Shareholder’s rights and obligations hereunder by providing at least 61 days’ prior written notice to the Investor; provided that, if prior to a termination under this clause (ii), Investor has submited any demand and call for (or add agenda items to) any shareholder meeting(s) of the Company, then the termination shall not become effective before the earlier of (x) 45 days thereafter and (y) the occurrence of such shareholder meeting. Notwithstanding the foregoing, this Section 6, and Sections 7 and 8, shall survive any termination of this Agreement.

7. Definitions. For purposes of this Agreement, the term (i) “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act; (ii) “Common Shares” shall mean the ordinary shares of the Company; (iii) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended; and (iv) “SEC” shall mean the Securities and Exchange Commission

8. Miscellaneous.

(a) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

(b) It is understood and agreed that no failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

(c) The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached and further agree that each Party shall be entitled to an injunction, specific performance and other equitable relief against any other Party to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it is entitled at law or in equity, and shall not be required to provide any bond or other security in connection with any such order or injunction. Each Party further agrees that it will not oppose the granting of any such injunction, specific performance and other equitable relief on the basis that (i) any other Party has an adequate remedy at law or (ii) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or equity.

(d) If any term or provision of this Agreement is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

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(e) Any legal action or proceeding arising out of the provisions of this Agreement or the parties’ investment in the Company shall be brought exclusively in the Courts of the Province of Ontario.

(f) The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the Parties; provided, however, that any amendment to Sections 1, 2, 6 and 7 shall not take effect until 61 days after such written consent.

(g) In connection with this Agreement and all transactions contemplated by this Agreement, each Shareholder agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be reasonably requested by Investor in order to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

THE INVESTOR: EquityLine Alternate Assets GP Inc.

By:	/s/ Sergiy Shchavyelyev
	Name:	Sergiy Shchavyelyev
	Title:	Sole Director

[Signature Page to the Coordination Agreement]

SHAREHOLDERS:
/s/ Matthew P. Ewing
Matthew P. Ewing

/s/ Yani Gledhill
Yani Gledhill

/s/ Aarthi Ramanthan
Aarthi Ramanthan

/s/ Vijay Ramanathan
Vijay Ramanathan on behalf of minor child Jayen Ramanathan

/s/ Vijay Ramanathan
Vijay Ramanathan on behalf of minor child Maya Ramanathan

/s/ Meenambal Ramanathan
Meenambal Ramanathan

/s/ Subha Szabla
Subha Szabla

/s/ Siva Ramanathan
Siva Ramanathan

[Signature Page to the Coordination Agreement]

/s/ Vijay Ramanathan
Vijay Ramanathan

Vijay Ramanathan Family Trust

By:	/s/ Vijay Ramanathan
	Name:	Vijay Ramanathan
	Title:	Trustee

By:	/s/ Siva Ramanathan
	Name:	Siva Ramanathan
	Title:	Trustee

By:	/s/ Meenambal Ramanathan
	Name:	Meenambal Ramanathan
	Title:	Trustee

/s/ Haythem Ramzi
Haythem Ramzi

/s/ Valentina Ramzi
Valentina Ramzi

/s/ Dean Van Adestine
Dean Van Adestine

Velev Capital Manager Inc.

By:	/s/ Sergiy Shchavyelyev
	Name:	Sergiy Shchavyelyev
	Title:	Chief Executive Officer

[Signature Page to the Coordination Agreement]

Schedule A

Shareholder	Shares	Address
Matthew P. Ewing	1,250	550 HWY 7 East, Suite 338, Richmond Hill, ON, L4B 3Z4
Yani Gledhill	2,500	21 Card Lumber Cres, Kleinburg, ON L4H 3N5
Aarthi Ramanthan	47,500[1]	20 Adelaide St E Suite 1105, Toronto, ON M5C 2T6
Jayen Ramanathan	40,000	20 Adelaide St E Suite 1105, Toronto, ON M5C 2T6
Maya Ramanathan	35,000	20 Adelaide St E Suite 1105, Toronto, ON M5C 2T6
Meenambal Ramanathan	67,000[2]	20 Adelaide St E Suite 1105, Toronto, ON M5C 2T6
Siva Ramanathan	27,500[3]	20 Adelaide St E Suite 1105, Toronto, ON M5C 2T6
Vijay Ramanathan	384,274	20 Adelaide St E Suite 1105, Toronto, ON M5C 2T6
Vijay Ramanathan Family Trust	5,000	20 Adelaide St E Suite 1105, Toronto, ON M5C 2T6
Haythem Ramzi	10,000	550 HWY 7 East, Suite 338, Richmond Hill, ON, L4B 3Z4
Valentina Ramzi	10,000	3600 Steeles Ave E, Markham, ON L3R 9Z7
Dean Van Adestine	5,000	505 Cityview Blvd., Unit 1, Vaughan, ON L4H 0L8
Velev Capital Manager Inc.	50,200	550 HWY 7 East, Suite 338, Richmond Hill, ON, L4B 3Z4
Subha Szabla	145,000[4]	20 Adelaide St E Suite 1105, Toronto, ON M5C 2T6

1 Includes 12,500 Subject Shares owned jointly with Siva Ramanathan

2 Includes 55,000 Subject Shares owned jointly with Subha Szabla

3 Includes 12,500 Subject Shares owned jointly with Aarthi Ramanathan

4 Includes 55,000 Subject Shares owned jointly with Meenambal Ramanathan

Exhibit A

IRREVOCABLE PROXY AND POWER OF ATTORNEY

The undersigned shareholder of Check-Cap Ltd., a company formed under the laws of the State of Israel (the “Company”) hereby irrevocably appoints and constitutes EquityLine Alternate Assets GP Inc. as the attorney and proxy of the undersigned (the “Investor”) with full power of delegation, substitution and resubstitution (the “Agent”) to the full extent of the undersigned’s rights with respect to (i) the Ordinary Shares of the Company held, directly or indirectly, by the undersigned, or any other equity securities or derivative securities of the Company so held on the date hereof (collectively, the “Identified Shares”) and (ii) any other Ordinary Shares the undersigned acquires or is otherwise deemed to beneficially own on after the date hereof (the “Additional Shares”; and together with the Identified Shares, the “Subject Shares”).

The undersigned hereby irrevocably authorize and grant power of attorney to the Agent in respect of any Subject Shares to exercise every right, power and authority with respect to the Subject Shares and, without derogating from the generality of the above, hereby irrevocably (i) grants to the Agent the sole authority to vote or dispose of, or cause or direct the voting or disposition of, the Subject Shares, (ii) for the sake of clarity, authorizes Agent to take any and all action in connection therewith that may be necessary or desirable to manage the Subject Shares or otherwise exercise the rights of holders of Subject Shares, including, without limitation, complete and execute any document in relation to the Subject Shares, and demand and call for (or add agenda items to) any shareholder meeting(s) of the Company and take any and all actions related thereto (including, without limitation, the power to initiate and manage on behalf of the undersigned any legal proceedings with respect thereto), and (iii) for the sake of clarity, taking any other action of any type whatsoever in connection with the foregoing clauses (i) and (ii) that in the opinion of Agent, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by Agent on behalf of the undersigned pursuant to this clause (iii) shall be in such form and shall contain such terms and conditions as Agent may approve in its discretion.

Upon execution of this irrevocable proxy and power of attorney (this “Proxy”), all prior proxies given by the undersigned with respect to any of the Subject Shares are hereby revoked and no subsequent proxies will be given with respect to any of the Subject Shares. The undersigned hereby further undertakes to cooperate with the Agent, and to sign, if so requested by the Agent any additional document and/or instrument which the Agent might, from time to time, consider necessary or desirable in order to perform this Proxy.

This Proxy is irrevocable and coupled with an interest and shall automatically terminate (at which time this Proxy shall automatically be revoked) when the Coordination Agreement, dated as of April 1, 2024, by and among the Investor, the undersigned and the other parties thereto (the “Agreement”) terminates as between the Investor and the undersigned in accordance with Section 6 thereof. The termination of this Proxy shall in no manner effect the validity of any action taken hereunder or of any agreement, document, instrument, affidavit or approval which has been signed or given as aforesaid prior to the termination hereof and in accordance herewith.

This Proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transfers of any of the Subject Shares).

[Remainder of Page Intentionally Left Blank]

Date: April 1, 2024

[SHAREHOLDER].

By:
Name:
Title:

[Signature Page - Irrevocable Proxy and Power of Attorney - Check-Cap Ltd.]